Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	F. Brad Denardo, Chairman, President & CEO (540) 951-6213 bdenardo@nbbank.com	Lora M. Jones, Treasurer & CFO (540) 951-6238 ljones@nbbank.com

National Bankshares, Inc. Reports Results for the First Quarter of 2023

BLACKSBURG, VA., April 20, 2023 -- National Bankshares, Inc. (“the Company”) (Nasdaq: NKSH), parent company of The National Bank of Blacksburg (“the Bank”), today announced its results of operations for the first quarter of 2023. The Company reported net income for the quarter of $4.53 million, or $0.77 per common share. This compares to net income for the first quarter of 2022 of $4.89 million, or $0.81 per common share. National Bankshares, Inc. ended March 31, 2023 with total assets of $1.65 billion.

President and CEO, F. Brad Denardo, commented, “Our proven business model has served us well through a challenging first quarter. In the face of broad banking sector volatility, our Company continued to operate from a position of strength, with ample capital and liquidity levels and solid earnings. National Bankshares remains confident in locally-based community banking and is committed to driving long-term stockholder value.”

Highlights

Special Dividend

The Company paid a special one-time cash dividend of $1.00 per common share during the first quarter of 2023. The dividend rewarded stockholders for the Company’s positive performance during 2022, which included a one-time gain on the sale of a private equity investment.

Deposits
The Company’s deposits experienced increased competitive pressure during the first quarter of 2023, continuing a trend that began impacting the Company during the fourth quarter of 2022. Deposits at March 31, 2023 declined by 2.03% when compared with the level at December 31, 2022. The Company responded to the trend early in the quarter with special CD offering rates, as well as improved rates on other deposits that substantially reversed the trend later in the quarter, at costs well below the cost of borrowing.

The Company’s deposit base is diverse, including individuals, businesses and municipalities within its market area. The Company does not have any brokered deposits. Depositors are insured up to the FDIC maximum of $250 thousand. Municipal deposits, which account for approximately one-fourth of the Company’s deposits, have additional security from bonds pledged as collateral, in accordance with state regulation. Of the Company’s non-municipal deposits, approximately 24% are uninsured.

Liquidity

The Company’s liquidity position remains solid. The Company’s borrowing capacity with the Federal Home Loan Bank of Atlanta (“FHLB”) and other correspondent relationships currently exceeds $400 million as of March 31, 2023. During the first quarter of 2023, the Company accessed FHLB borrowings to reinforce liquidity. The advances were fully repaid during March 2023, due to the success of the Company’s deposit strategy. Combined with a loan-to-deposit ratio of 56.70%, positive results of the latest liquidity stress testing and success of recent deposit marketing, the Company believes it is well-positioned to meet foreseeable liquidity demands.

Loans and Credit Risk

Loans, net of unearned income and deferred cost, grew by $37.64 million when March 31, 2023 is compared with March 31, 2022. When compared with December 31, 2022, loans grew by $4.22 million. Loan demand has contracted under current economic conditions but the Company is positioned to continue to make every loan that meets its underwriting standards.

101 Hubbard Street / Blacksburg, Virginia 24060
P.O. Box 90002 / Blacksburg, Virginia 24062-9002
540 951-6300 / 800 552-4123
www.nationalbankshares.com

Loan quality continues to reflect low credit risk. For the first quarter of 2023, the Company recorded a net recovery of $81 thousand, or 0.04% (annualized) of average loans. This compares with a recovery of $8 thousand for the three months ended December 31, 2022 and a net charge off of $20 thousand for the three months ended March 31, 2022.

The Company adopted Accounting Standards Update 2016-13 (“ASU 2016-13”) as of January 1, 2023. Upon adoption, the allowance for credit loss on loans (“ACLL”) increased by $2.34 million, moving the ratio of the ACLL to loans, net of deferred fees and costs, to 1.24%, from 0.96% at December 31, 2022. Adoption also increased the Company’s liability for credit loss on unfunded commitments by $207 thousand, increased the deferred tax asset by $535 thousand and reduced retained earnings by $2.01 million

Provision expense for the three months ended March 31, 2023 was $2 thousand, compared with $134 thousand for the three months ended March 31, 2022, and $10 thousand for the fourth quarter of 2022.

Income Statement

Net income for the three months ended March 31, 2023 decreased from the same period of 2022 by $355 thousand. Contributing to the decrease in net income were pre-tax expenses of $441 thousand incurred to respond to a threatened proxy contest initiated by an activist stockholder. The Company announced on March 31, 2023 that the activist had withdrawn its nominees for the Company’s Board of Directors with no concessions or negotiated settlement with the Company. The Company expects to receive in the second quarter additional bills associated with its response to the threatened proxy contest. Excluding the proxy contest expenses, net income for the three months ended March 31, 2023 would have been $4.88 million, similar to net income of $4.89 million for the three months ended March 31, 2022.

Net Interest Income

Federal Reserve interest rate increases beginning in March 2022 expanded interest income. When results for the three months ended March 31, 2023 and March 31, 2022 are compared, fully taxable equivalent (“FTE”) interest income(1) increased $2.98 million. Compared with results for the three months ended December 31, 2022, FTE interest income increased $41 thousand.

Interest expense increased $2.44 million when results for the three months ended March 31, 2023 are compared with results for the three months ended March 31, 2022. When the first quarter of 2023 is compared with the last quarter of 2022, interest expense increased $2.07 million. The increase reflects the current competitive environment for deposits.

Noninterest Income and Noninterest Expense

Noninterest income decreased $92 thousand when the three months ended March 31, 2023 are compared with the same period ended March 31, 2022, primarily due to a special commission on insurance sales received in 2022. When compared with the fourth quarter of 2022, noninterest income decreased $3.66 million, due to the gain on sale of a private equity investment of $3.82 million received in October of 2022.

Noninterest expense increased $1.05 million when the three months ended March 31, 2023 are compared with the same period ended March 31, 2022. When compared with the fourth quarter of 2022, noninterest expense increased $366. The increase stemmed primarily from the previously discussed proxy contest-related expenses, included in professional services expense, as well as increased salary and benefits expense. Like many employers, the Company faced challenges to hiring enough qualified employees in recent years. Since increasing its starting salary in 2022, the Company has been able to attract a better pool of applicants and fill needed positions.

Securities

Securities available for sale at March 31, 2023 decreased $5.81 million from December 31, 2022. Securities are reported at market value, which moves inversely to interest rate movements. The Federal Reserve’s aggressive rate hikes during 2022 led to an unrealized loss of $88.22 million at March 31, 2023. This compares with an unrealized loss of $103.07 million at December 31, 2022, and $39.21 million at March 31, 2022. During the first quarter of 2023, the Company sold $18 million of securities at a weighted average yield below the cost of borrowing. The sale resulted in a small net gain and benefitted the net interest margin. The Company’s Asset Liability Management Committee is closely monitoring interest rate risk on all of the Company’s financial assets and liabilities, and as of March 31, 2023, there are no credit risk concerns with any of the Company’s securities.

Stockholders’ Equity

Stockholders’ equity increased $8.36 million, or 6.81%, from December 31, 2022 to March 31, 2023. The ratio of tangible common equity to tangible assets(1) increased from 6.99% at December 31, 2022 to 7.59% at March 31, 2023. The unrealized loss on securities impacts stockholders’ equity through accumulated other comprehensive loss. Accumulated other comprehensive loss is excluded from the Bank’s regulatory capital and does not impact regulatory capital ratios. The Bank is considered well capitalized, with capital ratios considerably higher than minimum regulatory requirements, and meets all requirements for borrowing from the FHLB.

Key Ratios

Return on Average Equity

The return on average equity for the three months ended March 31, 2023 was 15.25%. For the three months ended March 31, 2022, the return on average equity was 10.21%. Excluding Accumulated Other Comprehensive Loss, the return on average equity for the three month periods ended March 31, 2023 and 2022 was 9.25%(1) and 9.58%(1), respectively. For the three months ended December 31, 2022, excluding the gain on sale of the private equity investment and accumulated other comprehensive loss, the return on average equity was 12.24%(1).

Return on Average Assets

The return on average assets for the three months ended March 31, 2023 and 2022 was 1.16% and 1.11%, respectively. Excluding the unrealized loss on securities, the return on average assets for both of the three month periods ended March 31, 2023 and 2022 was 1.11%(1). The return on average assets for the three months ended December 31, 2022, excluding the gain on sale of the private equity investment and the unrealized loss on securities was 1.42%(1).

Efficiency Ratio

The efficiency ratio (1) for the three months ended March 31, 2023 and 2022 was 54.99% and 52.71%, respectively. For the three months ended December 31, 2022, the efficiency ratio was 47.95%. The efficiency ratio increased from the fourth quarter of 2022 due to higher interest expense, and from the first quarter of 2022 due to higher noninterest expense.

(1)Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include FTE interest income, the net interest margin, the efficiency ratio, tangible common equity to tangible assets, average assets excluding the impact of unrealized securities loss and average equity excluding accumulated other comprehensive income (loss).

Interest income and the net interest margin are presented on an FTE basis, using the federal statutory income tax rate of 21%. Efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income, less non-recurring items, and net interest income on an FTE basis. Tangible common equity and tangible assets exclude goodwill. The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions. For a reconciliation of non-GAAP financial measures, see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 24 full-service offices, primarily in southwest Virginia, and three loan production offices. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the Nasdaq Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets, and technology. The Company is not obligated to update any forward-looking statements that it may make.

National Bankshares, Inc.

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for per share data)	March 31, 2023	December 31, 2022	March 31, 2022
Assets
Cash and due from banks	$11,695	$12,403	$12,247
Interest-bearing deposits	42,966	59,026	108,028
Securities available for sale, at fair value	651,047	656,852	699,354
Restricted stock, at cost	929	941	941
Mortgage loans held for sale	-	-	-
Loans:
Real estate construction loans	54,052	54,579	59,741
Consumer real estate loans	223,438	221,052	209,072
Commercial real estate loans	438,843	437,888	416,953
Commercial non real estate loans	60,516	57,652	52,796
Public sector and IDA loans	47,359	48,074	47,156
Consumer non-real estate loans	33,188	33,948	34,056
Total loans	857,396	853,193	819,774
Less unearned income and deferred fees and costs	(431)	(449)	(446)
Loans, net of unearned income and deferred fees and costs	856,965	852,744	819,328
Less: allowance for credit losses	(10,650)	(8,225)	(7,788)
Loans, net	846,315	844,519	811,540
Premises and equipment, net	10,431	10,371	9,764
Accrued interest receivable	6,007	6,001	5,433
Other real estate owned, net	662	662	957
Goodwill	5,848	5,848	5,848
Bank-owned life insurance	43,551	43,312	42,592
Other assets	34,826	37,616	24,800
Total assets	$1,654,277	$1,677,551	$1,721,504

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$311,137	$327,713	$338,031
Interest-bearing demand deposits	871,748	933,269	908,790
Savings deposits	202,996	214,114	220,083
Time deposits	125,571	67,629	76,849
Total deposits	1,511,452	1,542,725	1,543,753
Accrued interest payable	314	106	51
Other liabilities	11,468	12,033	16,411
Total liabilities	1,523,234	1,554,864	1,560,215
Commitments and contingencies	-	-	-
Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	-	-	-
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 5,889,687 shares at March 31, 2023 and December 31, 2022 and 6,022,752 shares at March 31, 2022	7,362	7,362	7,528
Retained earnings	195,718	199,091	191,645
Accumulated other comprehensive loss, net	(72,037)	(83,766)	(37,884)
Total stockholders' equity	131,043	122,687	161,289
Total liabilities and stockholders' equity	$1,654,277	$1,677,551	$1,721,504

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended
($ in thousands, except for per share data)	March 31, 2023	December 31, 2022	March 31, 2022
Interest Income
Interest and fees on loans	$9,333	$9,013	$8,100
Interest on interest-bearing deposits	228	596	49
Interest on securities - taxable	4,118	3,941	2,473
Interest on securities - nontaxable	365	432	428
Total interest income	14,044	13,982	11,050
Interest Expense
Interest on time deposits	359	36	37
Interest on other deposits	2,454	992	618
Interest on borrowings	285	-	-
Total interest expense	3,098	1,028	655
Net interest income	10,946	12,954	10,395
Provision for credit losses	2	10	134
Net interest income after provision for credit losses	10,944	12,944	10,261
Noninterest Income
Service charges on deposit accounts	592	599	562
Other service charges and fees	53	57	55
Credit and debit card fees, net	467	493	440
Trust income	445	443	443
BOLI income	239	240	238
Gain on sale of mortgage loans	16	21	61
Gain on sale of private equity investment	-	3,823	-
Other income	375	182	492
Realized securities gain, net	12	-	-
Total noninterest income	2,199	5,858	2,291

Noninterest Expense
Salaries and employee benefits	4,434	4,386	3,978
Occupancy, furniture and fixtures	542	502	492
Data processing and ATM	873	832	787
FDIC assessment	117	141	111
Net costs of other real estate owned	11	247	10
Franchise taxes	375	375	362
Professional services	753	306	225
Other operating expenses	559	509	648
Total noninterest expense	7,664	7,298	6,613
Income before income tax expense	5,479	11,504	5,939
Income tax expense	948	2,194	1,053
Net Income	$4,531	$9,310	$4,886
Basic and fully diluted net income per common share	$0.77	$1.57	$0.81
Weighted average number of common shares outstanding
Basic and Diluted	5,889,687	5,933,201	6,047,230
Dividends declared per common share	$1.00	$0.78	$-
Book value per share	$22.25	$20.83	$26.78

National Bankshares, Inc.

Net Interest Margin

(Unaudited)

($ in thousands)	Three Months Ended March 31, 2023			Three Months Ended December 31, 2022
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans (1)(2)(3)	$855,093	$9,414	4.46%	$845,373	$9,095	4.27%
Taxable securities (4)(5)	678,543	4,118	2.46%	689,370	3,941	2.27%
Nontaxable securities (1)(4)	67,335	493	2.97%	74,540	580	3.09%
Interest-bearing deposits	19,715	228	4.69%	62,393	596	3.79%
Total interest-earning assets	$1,620,686	$14,253	3.57%	$1,671,676	$14,212	3.37%
Interest-bearing liabilities:
Interest-bearing demand deposits	$856,591	$2,373	1.12%	$908,209	$955	0.42%
Savings deposits	208,376	81	0.16%	215,594	37	0.07%
Time deposits	91,666	359	1.59%	70,874	36	0.20%
Borrowings	23,962	285	4.82%	-	-	-
Total interest-bearing liabilities	$1,180,595	$3,098	1.06%	$1,194,677	$1,028	0.34%
Net interest income and interest rate spread		$11,155	2.51%		$13,184	3.03%
Net yield on average interest‑earning assets			2.79%			3.13%

($ in thousands)	Three Months Ended March 31, 2022
	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans (1)(3)(6)	$803,693	$8,181	4.13%
Taxable securities (4)(5)	628,311	2,473	1.60%
Nontaxable securities (1)(4)	76,709	574	3.03%
Interest-bearing deposits	114,254	49	0.17%
Total interest-earning assets	$1,622,967	$11,277	2.82%
Interest-bearing liabilities:
Interest-bearing demand deposits	$886,829	$580	0.27%
Savings deposits	212,920	38	0.07%
Time deposits	77,989	37	0.19%
Total interest-bearing liabilities	$1,177,738	$655	0.23%
Net interest income and interest rate spread		$10,622	2.59%
Net yield on average interest‑earning assets			2.65%

(1)

Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a Federal income tax rate of 21%. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

(2)	Interest income includes loan fees of $40 and $35 for the three months ended March 31, 2023 and December 31, 2022, respectively.
(3)	Includes loans held for sale and nonaccrual loans.
(4)	Daily averages are shown at amortized cost.
(5)	Includes restricted stock.
(6)	Interest income includes loan fees of $88 for the three months ended March 31, 2022.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	As of and for the Three Months Ended
($ in thousands)	March 31, 2023	December 31, 2022	March 31, 2022
Average Balances
Cash and due from banks	$11,412	$11,641	$11,693
Interest-bearing deposits	19,715	62,393	114,254
Securities available for sale	645,097	653,153	697,328
Mortgage loans held for sale	58	75	216
Loans, gross	855,483	845,713	803,943
Loans, net of unearned income and deferred fees and costs	855,035	845,298	803,477
Loans, net of allowance for credit losses	844,411	837,063	795,817
Goodwill	5,848	5,848	5,848
Total assets	1,625,041	1,672,102	1,703,280

Noninterest bearing deposits	308,908	348,779	324,172
Interest-bearing and savings deposits	1,064,967	1,123,803	1,099,749
Time deposits	91,666	70,874	77,989
Total deposits	1,465,541	1,543,456	1,501,910
Stockholders' equity	123,996	110,331	185,324

Financial Ratios
Return on average assets(1)	1.16%	1.67%	1.11%
Return on average equity(1)	15.25%	25.36%	10.21%
Efficiency ratio(2)	54.99%	47.95%	52.71%
Average equity to average assets	7.63%	6.60%	10.88%
Tangible common equity to tangible assets	7.59%	6.99%	9.06%

Allowance for Credit Losses
Beginning balance	$8,225	$8,207	$7,674
Provision for credit losses	2	10	134
Charge-offs	(92)	(51)	(60)
Recoveries	173	59	40
Adoption of ASU 2016-13	2,342	-	-
Ending balance	$10,650	$8,225	$7,788

(1)

The return on average assets and return on average equity are calculated by annualizing net income and dividing by average period-to-date assets or equity, respectively. Any significant nonrecurring items within net income are not annualized. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

(2)

The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income, less non-recurring items, and net interest income on a fully taxable equivalent basis. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

National Bankshares, Inc.

Asset Quality Data

(Unaudited)

($ in thousands)	March 31, 2023	December 31, 2022	March 31, 2022
Nonperforming Assets
Nonaccrual loans	$2,814	$2,847	$2,862
Other real estate owned	662	662	957
Total nonperforming assets	$3,476	$3,509	$3,819
Loans 90 days or more past due and accruing	$33	$8	$381

Asset Quality Ratios
Nonperforming assets to loans(1) plus other real estate owned	0.41%	0.41%	0.47%
Allowance for credit losses on loans to total loans(1)	1.24%	0.96%	0.95%
Allowance for credit losses on loans to nonperforming loans	378.46%	288.90%	272.12%
Loans past due 90 days or more to loans(1)	0.00%	0.00%	0.05%

(1)	Loans are net of unearned income and deferred fees and costs

National Bankshares, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended
($ in thousands)	March 31, 2023	December 31, 2022	March 31, 2022
Net Interest Income, FTE
Total interest income (GAAP)	$14,044	$13,982	$11,050
FTE adjustment	209	230	227
Total interest income (non-GAAP)	14,253	14,212	11,277
Total interest expense (GAAP)	3,098	1,028	655
Net interest income, FTE (non-GAAP)	$11,155	$13,184	$10,622

Noninterest Expense for Efficiency Ratio
Noninterest expense (GAAP)	$7,664	$7,298	$6,613
Less: proxy contest-related expense	(441)	-	-
Noninterest expense for efficiency ratio (non-GAAP)	$7,223	$7,298	$6,613

Total Income for Efficiency Ratio
Noninterest income (GAAP)	$2,199	$5,858	$2,291
Less: securities gains	(12)	-	-
Less: partnership income	(208)	-	(367)
Less: gain on sale of private equity investment	-	(3,823)	-
Noninterest income (non-GAAP)	1,979	2,035	1,924
Net interest income, FTE (non-GAAP)	11,155	13,184	10,622
Total income for efficiency ratio (non-GAAP)	$13,134	$15,219	$12,546

Annualized Net Income
Net income (GAAP)	$4,531	$9,310	$4,886
Less: items deemed by management to be non-recurring:
Partnership income net of tax of ($44) and ($77) for the periods ended March 31, 2023 and 2022, respectively	(164)	-	(290)
Securities gain, net of tax of ($3) for the period ended March 31, 2023	(9)	-	-
Proxy contest-related expense, net of tax of $93 for the period ended March 31, 2023	348	-	-
Gain on sale of private equity investment, net of tax of ($803) for the period ended December 31, 2022	-	(3,020)	-
Adjusted net income	4,706	6,290	4,596

Adjusted net income, annualized	19,085	24,955	18,639
Add: items deemed by management to be non-recurring:
Partnership income net of tax of $44 and $77 for the periods ended March 31, 2023 and 2022, respectively	164	-	290
Securities gain, net of tax of $3 for the period ended March 31, 2023	9	-	-
Proxy contest-related expense, net of tax of ($93) for the period ended March 31, 2023	(348)	-	-
Gain on sale of private equity investment, net of tax of $803 for the period ended December 31, 2022	-	3,020	-
Annualized net income for ratio calculation (non-GAAP)	$18,910	$27,975	$18,929
			Continued

($ in thousands)	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Average Assets Excluding Unrealized Loss on Securities
Average assets (GAAP)	$1,625,041	$1,672,102	$1,703,280
Average unrealized loss on securities	98,823	109,816	6,836
Average deferred tax asset, unrealized loss on securities	(20,753)	(23,061)	(1,436)
Average assets excluding unrealized loss on securities (non-GAAP)	$1,703,111	$1,758,857	$1,708,680

Average Stockholders’ Equity Excluding AOCI
Average stockholders’ equity (GAAP)	$123,996	$110,331	$185,324
Average accumulated other comprehensive loss	80,415	93,617	12,312
Average stockholders’ equity excluding AOCI (non-GAAP)	$204,411	$203,948	$197,636

	As of
($ in thousands)	March 31, 2023	December 31, 2022	March 31, 2022
Tangible Assets
Total assets (GAAP)	$1,654,277	$1,677,551	$1,721,504
Less: Goodwill	(5,848)	(5,848)	(5,848)
Tangible assets (non-GAAP)	$1,648,429	$1,671,703	$1,715,656

Tangible Common Equity
Total stockholders' equity (GAAP)	$131,043	$122,687	$161,289
Less: Goodwill	(5,848)	(5,848)	(5,848)
Tangible common equity (non-GAAP)	$125,195	$116,839	$155,441